Exhibit 99.1

AW SOLUTIONS, INC.
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

AW SOLUTIONS, INC.
TABLE OF CONTENTS

DECEMBER 31, 2016 AND 2015

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of

AW Solutions, Inc.

We have audited the accompanying consolidated balance sheets of AWS Solutions, Inc. (the “Company”) as of December 31, 2016 and 2015 and the related consolidated statements of operations, stockholder's equity, and cash flows for the years ended December 31, 2016 and 2015. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AW Solutions, Inc. at December 31, 2016 and 2015, and the results of its operations and its cash flows for the years ended December 31, 2016 and 2015, in conformity with accounting principles generally accepted in the United States of America.

WithumSmith+Brown, PC

New Brunswick, New Jersey

August 9, 2017

AW SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2016 AND 2015

	2016	2015
ASSETS
Current Assets:
Cash	$114,420	$1,142,234
Accounts receivable, net of allowance for doubtful accounts of $47,244	1,929,336	2,207,818
Other current assets	16,319	340,884
Total current assets	2,060,075	3,690,936

Equipment, net	121,744	217,626
Goodwill	1,076,576	2,734,373
Customer lists, net	884,250	2,556,986
Tradenames, net	807,375	931,555
Other intangible assets, net	2,552	124,629
Other assets	22,628	24,602
	$4,975,200	$10,280,707

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$506,107	$491,422
Accrued expenses	486,612	535,665
Term loan	105,694	105,694

Total current liabilities	1,098,413	1,132,781

Long-Term Liabilities:
Deferred income taxes	38,163	69,890
Total long-term liabilities	38,163	69,890

Total Liabilities	1,136,576	1,202,671

Commitments

Stockholder’s Equity:
Common stock; $0.01 par value; 10,000 shares authorized; 4,800 shares issued and outstanding	48	48
Additional paid-in capital	10,717,970	10,239,633
Accumulated deficit	(7,758,179)	(2,593,966)
Total controlling interest	2,959,839	7,645,715

Non-controlling interest	878,785	1,432,321

Total Stockholder’s Equity	3,838,624	9,078,036
	$4,975,200	$10,280,707

The Notes to Consolidated Financial Statements are an integral part of these statements.

AW SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
Revenues	$10,965,500	$11,424,969
Cost of revenues	10,761,155	9,158,850
Gross profit	204,345	2,266,119

Operating expenses:
Depreciation and amortization	476,756	671,001
Salaries and wages	834,280	523,073
Selling, general and administative	1,328,974	1,198,148
Goodwill impairment charge	1,657,797	-
Intangible assets impairment charge	1,557,110	-
Total operating expenses	5,854,917	2,392,222

Loss from operations	(5,650,572)	(126,103)

Other expenses:
Loss on settlement of contingent consideration	-	(53,255)
Interest expense	(7,032)	(13,171)
Other expense	(60,716)	-
Total other expense	(67,748)	(66,426)

Loss before income taxes	(5,718,320)	(192,529)

Provision for (benefit from) income taxes	(28,698)	46,078

Consolidated net loss	(5,689,622)	(238,607)

Net loss attributable to non-controlling interest	(525,409)	(312,580)

Net income (loss) attributable to controlling interest	$(5,164,213)	$73,973

The Notes to Consolidated Financial Statements are an integral part of these statements.

AW SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
YEARS ENDED DECEMBER 31, 2016 AND 2015

	Controlling Interest
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Non-controlling Interest	Total Stockholder’s Equity
	Shares
Balance, January 1, 2015	4,800	$48	$9,443,994	$(2,667,939)	$1,723,382	$8,499,485

Contributed capital	-	-	795,639	-	21,519	817,158

Net income (loss)	-	-	-	73,973	(312,580)	(238,607)

Balance, December 31, 2015	4,800	48	10,239,633	(2,593,966)	1,432,321	9,078,036

Contributed capital (distributions)	-	-	478,337	-	(28,127)	450,210

Net loss	-	-	-	(5,164,213)	(525,409)	(5,689,622)

Balance, December 31, 2016	4,800	$48	$10,717,970	$(7,758,179)	$878,785	$3,838,624

The Notes to Consolidated Financial Statements are an integral part of these statements.

AW SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

Cash flows from operating activities
Net loss	$(5,689,622)	$(238,607)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	476,756	671,001
Goodwill impairment	1,657,797	-
Intangible asset impairment	1,557,110	-
Deferred income taxes	(31,727)	31,212
Expenses paid for by Parent recorded as contributed capital	478,337	817,158

Changes in operating assets and liabilities
Accounts receivable	278,482	(87,908)
Other current assets	324,565	(19,971)
Other assets	1,974	(59,739)
Accounts payable and accrued expenses	(34,368)	(566,892)

Net cash provided by (used in) operating activities	(980,696)	546,254

Cash flows from investing activities
Purchases of equipment	(18,991)	(38,264)

Net cash used in investing activities	(18,991)	(38,264)

Cash flows from financing activities
Distributions to Parent	(28,127)	-

Net cash used in financing activities	(28,127)	-

Net increase (decrease) in cash	(1,027,814)	507,990

Cash, beginning of year	1,142,234	634,244

Cash, end of year	$114,420	$1,142,234

The Notes to Consolidated Financial Statements are an integral part of these statements.

AW SOLUTIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

1.	NATURE OF BUSINESS AND LIQUIDITY

AW Solutions, Inc. (“AWS”), was incorporated in 2006 under the laws of the State of Florida. AW Solutions, Puerto Rico, LLC (“AWS PR”) was established in 2011 under the laws of Puerto Rico. AWS and AWS PR are professional, multi-service line, telecommunications and infrastructure companies that provide outsourced services to the wireless and wireline industry. Their services include network systems design, architectural and engineering services, program management and other technical services. Through Logical Link, an Outside Plant (“OSP”) engineering company, AW Solutions provides in-field design and drafting of wireline, fiber and DAS deployments. Logical Link also performs construction and installation through subcontractors. Subsequent to December 31, 2016, AWS discontinued the separate operations of Logical Link and such services are now performed by AWS.

Tropical Communications, Inc. (“Tropical”) was incorporated in 1984 under the laws of the State of Florida. Tropical is a Miami-based provider of structured cabling and DAS systems for commercial and governmental entities in the Southeast.

Prior to April 1, 2017, AWS was a wholly owned subsidiary of InterCloud Systems, Inc. (“ICLD” or “Parent”), a US public registrant, organized under the laws of the State of Delaware (see Note 5). AWS PR and Tropical, related to AWS through common ownership, have been determined to be variable interest entities (“VIEs”) and AWS the primary beneficiary. AWS, AWS PR and Tropical are collectively referred to as the “Company”.

For the years ended December 31, 2016 and 2015, the Company incurred net losses from operations of approximately $5.7 million and $126 thousand. The net loss generated during the year ended December 31, 2016 includes approximately $3.2 million of impairment charges associated with goodwill and intangible assets other than goodwill which is further described in Note 5. Further, during the years ended December 31, 2016 and 2015, the Company experienced cash outflows from operations of approximately $1.0 million and cash inflows from operations of $546 thousand, respectively. Following is a discussion of the primary causes for these results and the actions management is taking or has planned to take to improve the Company’s profitability and liquidity.

During late 2015 and extending into the full year of 2016, the telecommunication industry became stagnant. Private investment in telecommunication infrastructure was comparatively low industry wide as the 4G technology deployment which started in 2008 was almost complete and in its final stage of enhancement. Deployments directly related to new enhanced mobile broadband, small cell architecture and next generation 5G technology were delayed. These technologies are expected to commence roll-out in the latter half of 2017. The delays can be attributed to: delays in the Federal Communications Commission (“FCC”) auction process for new spectrum frequencies; slower creation and adoption of industry wide 5G standards; equipment development and production cycles which cannot commence until spectrum frequencies are known from the FCC auction; business uncertainties, investment decisions, appointment of positions by the government, especially at the FCC, and other related influences from the election year.

During the latter part of 2015 and the entire 2016 year, AWS engineering design and structural services, which typically provide higher margins, saw a decline in demand. To make up this shortfall in revenue, AWS’s operations service line took on more construction work which normally garners lower margins. The loss in margin was compounded by a decline in the Company’s Puerto Rico operations, which has historically been a strong performer. This decline was attributable to the general slowdown in industry as well as government instability. This, in addition to the challenges being faced by the Company’s US operations, negatively impacted the Company’s financial position and operating results.

During the latter part of 2016, the Company implemented several cost cutting measures due to the industry shift and short-term reduction in service demand. These measures included reducing its professional engineering resources based on utilization needs, shutting down operational locations and reducing personnel across the entire organization. These cost reduction measures are estimated to result in an annual reduction of expenses totaling approximately $3.1 million.

AWS’s long term relationships supported by numerous multi-year Master Service Agreements (“MSA”) and multi-year service contracts with major wireless, commercial wireline operators, DAS operators, tower companies, original equipment manufacturers (OEM’s) and prime contractor/project management organizations will continue to be a solid contributor to AWS’s business and the number of MSA with clients has increased in 2017. Management expects and is confident that these long-term relationships with existing clients which range from 4 to 14 years will continue in the foreseeable future. Some clients are large telecommunication companies such as Crown Castle, AT&T, T-Mobile, Entergy, Samsung, Ericsson, Miami-Dade County, Mastec, Tekmark and others, many of which are fortune 1000 and 500 companies.

Since the acquisition of the Company by Mantra Venture Group (“Mantra”) (see Note 11), the Company has generated approximately $4.8 million of new revenue contracts. Since the beginning of 2017, the Company has secured $4.0 million in work from new clients. In addition, the Company has a substantial backlog of business for 2017 which will extend into 2018 based on project timelines for deployment and scopes which will enable the Company to generate substantial continued revenue growth in 2018.

On April 28, 2017, Mantra successfully closed on a securities purchase agreement in the amount of $440,000. A significant portion of these funds will be used by the Company for working capital needs.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND NON-CONTROLLING INTEREST

The consolidated financial statements as of and for the years ended December 31, 2016 and 2015 include the accounts of AWS and its commonly controlled affiliates AWS PR and Tropical, which have been determined to be VIEs.

As of and for the years ended December 31, 2016 and 2015, the accounts of AWS PR and Tropical have been included in non-controlling interest in the consolidated balance sheets and net income (loss) attributable to non-controlling interest in the consolidated statements of operations. All material inter-company accounts and transitions have been eliminated in consolidation.

Accounting Principles Generally Accepted (“GAAP”) in the United States of America requires the consolidation of a VIE, with the financial statements of its primary beneficiary. An entity is considered a VIE when equity investors in the entity do not have the characteristics of a controlling financial interest or when the equity at risk is not sufficient for the entity to finance its activities without additional subordinated financial support. The primary beneficiary of a VIE is the entity that is subject to a majority of the risk of loss or entitled to receive a majority of the VIE’s residential returns, or both, and has the power to direct the activities of the variable interest entity that most significantly impacts its economic performance.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Significant uses of estimates include the following: 1) allowance for doubtful accounts, 2) estimated useful lives of equipment and intangible assets, 3) estimates related to the recovery of deferred tax assets, 4) valuation of intangible assets, and 5) goodwill impairment. Actual results could differ from estimates.

ACCOUNTS RECEIVABLE, UNBILLED RECEIVABLES AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company records unbilled receivables for services performed but not billed. At December 31, 2016 and 2015, unbilled receivables totaled $539,904 and $479,947, respectively, and are included in accounts receivable. Management reviews a customer’s credit history before extending credit. The Company maintains an allowance for doubtful accounts for estimated losses. Estimates of uncollectible amounts are reviewed each period, and changes are recorded in the period in which they become known. Management analyzes the collectability of accounts receivable each period. This review considers the aging of account balances, historical bad debt experience, changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors. Should any of these factors change, the estimate made by management may also change. The allowance for doubtful accounts was $47,244 at December 31, 2016 and 2015.

GOODWILL

Goodwill was generated through the acquisition of AWS in 2013 as the total consideration paid exceeded the fair value of the net assets acquired. The amount of goodwill allocated to AWS by its Parent was based on the relative fair value of AWS to the fair value of the reporting unit it was included in by the Parent.

The Company tests its goodwill for impairment at least annually (as of October 1) and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results.

The Company tests goodwill by estimating fair value using a Discounted Cash Flow (“DCF”) model. The key assumptions used in the DCF model to determine the highest and best use of estimated future cash flows include revenue growth rates and profit margins based on internal forecasts, terminal value and an estimate of a market participant’s weighted-average cost of capital used to discount future cash flows to their present value.

For 2016, the Company’s impairment test resulted in fair value that was less than its carrying value. A goodwill impairment charge of $1,657,797 was recorded at October 1, 2016. The impairment of goodwill was primarily due to a sudden loss of business and loss of one service line with a major customer. This resulted in significant operating losses during the year ended December 31, 2016 as the Company was unable to reduce costs timely. There were no impairment charges during the year ended December 31, 2015.

DEFINITE-LIVED INTANGIBLE ASSETS

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets.

Definite-lived intangible assets primarily consist of non-compete agreements, tradenames and customer relationships which are being amortized over their estimated useful lives ranging from 1-10 years. For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value.

An impairment charge of $1,557,110 (comprising of non-compete agreements of $69,544, trade names of $103,430 and customer relationships of $1,384,136), was recognized at December 31, 2016.

REVENUE RECOGNITION

The Company’s revenues are generated from applications and infrastructure services. The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10, “Revenue Recognition”. The Company recognizes revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The applications and infrastructure revenues are derived from contracts to provide technical engineering services along with contracting services to commercial and governmental customers. The Company’s service contracts generally require specific tasks or services that the Company must perform under the contract. The Company recognizes revenues associated with these services upon the completion of the related task or service which is at the time the four revenue recognition criteria have been met. Direct costs incurred related to performance of the task or service are deferred and recorded as prepaid expense and are expensed when the related revenue is recognized.

The Company also generates revenue from service contracts with certain customers. These contracts are accounted for under the proportional performance method. Under this method, revenue is recognized in proportion to the value provided to the customer for each project as of each reporting date.

The Company records unbilled receivables for revenues earned, but not yet billed.

EQUIPMENT

Equipment is stated at cost and depreciated on a straight-line basis over its estimated useful lives. Useful lives are: 5 years for vehicles and 5-7 years for computers, equipment and software. Maintenance and repairs are expensed as incurred and major improvements are capitalized. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in other income.

CONCENTRATIONS OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company maintains its cash balances with high-credit-quality financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits may be withdrawn upon demand and therefore bear minimal risk.

The Company provides credit to customers on an uncollateralized basis after evaluating client creditworthiness. For the year ended December 31, 2016, two customers accounted for 52% and 13%, respectively, of consolidated revenues for the year ended December 31, 2016. In addition, amounts due from these customers represented 26% and 6%, respectively, of trade accounts receivable as of December 31, 2016. For the year ended December 31, 2015, two customers accounted for 51% and 13%, respectively, of consolidated revenues for the year ended December 31, 2015. In addition, amounts due from these customers represented 32% and 12%, respectively, of trade accounts receivable as of December 31, 2015.

The Company’s customers are primarily located within the domestic United States of America and Puerto Rico. Revenues generated within the domestic United States of America accounted for approximately 92% of consolidated revenues for the years ended December 31, 2016 and 2015. Revenues generated from customers in Puerto Rico accounted for approximately 8% of consolidated revenues for the years ended December 31, 2016 and 2015.

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC Topic 820 Fair Value Measurements and Disclosures (“ASC Topic 820”) provides a framework for measuring fair value in accordance with generally accepted accounting principles.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

● Level 1 —Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

● Level 2 —Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

● Level 3 —Inputs that are unobservable for the asset or liability.

INCOME TAXES

The Company accounts for income taxes under the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established to reduce deferred tax assets when management estimates, based on available objective evidence, that it is more likely than not that the benefit will not be realized for the deferred tax assets. The Company conducts business, and files federal and state income, franchise or net worth, tax returns in the United States, in various states within the United States and the Commonwealth of Puerto Rico. The Company determines its filing obligations in a jurisdiction in accordance with existing statutory and case law.

Significant management judgment is required in determining the provision for income taxes, and in particular, any valuation allowance recorded against the Company’s deferred tax assets. Deferred tax assets are regularly reviewed for recoverability. The Company currently has significant deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences, which should reduce taxable income in future periods. The realization of these assets is dependent on generating future taxable income.

The Company follows the guidance set forth within ASC Topic 740, Income Taxes (“ASC Topic 740”) which prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return. The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC Topic 740 also provides guidance on de-recognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition. Penalties and interest, if incurred, would be recorded as a component of current income tax expense.

The Company received a tax notice from the Puerto Rican government requesting payment of taxes related to 2014 in the amount of $166,084 plus penalties and interest of $87,027 for a total obligation due of $253,111. This tax assessment is included in accrued expenses at December 31, 2016 and 2015.

RECENT ACCOUNTING PRONOUNCEMENTS

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which is effective for nonpublic entities for annual reporting periods, as amended, beginning after December 15, 2018. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard is effective for the Company on January 1, 2019, and early adoption is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company continues to evaluate the standard and has not yet selected a transition method.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern-Disclosures of Uncertainties about an entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 provides new guidance related to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards and to provide related footnote disclosures. This new guidance is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company adopted the provisions of ASU 2014-15 for the year ended December 31, 2016.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740) — Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which is effective for nonpublic entities for annual reporting periods beginning after December 15, 2016. ASU 2015-17 simplifies the presentation of deferred income taxes by requiring that deferred tax liabilities and assets be classified as non-current in the statement of financial position. The Company has elected to early adopt the requirements of ASU 2015-17 and the results of such adoption are presented within these consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which is effective for nonpublic entities for annual reporting periods beginning after December 15, 2019. Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and 2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Company continues to evaluate the effects of ASU 2016-02 and does not expect that the adoption will have a material effect on its consolidated financial statements and disclosures

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The guidance is effective for the Company beginning January 1, 2019. The Company is currently evaluating the effects of ASU 2016-08 on its consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”). The amendments in ASU 2016-10 clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The guidance is effective for the Company beginning January 1, 2019. The Company is currently evaluating the effects of ASU 2016-10 on its consolidated financial statements.

In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”). The amendments in ASU 2016-12 provide clarifying guidance in certain narrow areas and add some practical expedients. Specifically, the amendments in this update (1) clarify the objective of the collectability criterion in step 1, and provides additional clarification for when to recognize revenue for a contract that fails step 1, (2) permit an entity, as an accounting policy election, to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price (3) specify that the measurement date for noncash consideration is contract inception, and clarifies that the variable consideration guidance applies only to variability resulting from reasons other than the form of the consideration, (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations, (5) clarifies that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application. Further, accounting for elements of a contract that do not affect revenue under legacy GAAP are irrelevant to the assessment of whether a contract is complete. In addition, the amendments permit an entity to apply the modified retrospective transition method either to all contracts or only to contracts that are not completed contracts, and (6) clarifies that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. However, an entity is still required to disclose the effect of the changes on any prior periods retrospectively adjusted. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. The guidance is effective for the Company beginning January 1, 2019. The Company is currently evaluating the effects of ASU 2016-12 on its consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests Held through Related Parties That Are Under Common Control (“ASU 2016-17”). The amendments in this ASU change how a reporting entity that is the single decision maker of a variable interest entity should treat indirect interests in the entity held through related parties that are under common control with the reporting entity when determining whether it is the primary beneficiary of that variable interest entity. The ASU is effective for fiscal years beginning after December 15, 2016. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business (“ASU 2017-01”). The Amendments in this Update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting, including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2018, including interim periods within those periods. Early adoption of this standard is permitted. The Company is currently evaluating the effects of ASU 2017-01 on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). This standard will simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Current guidance requires that companies compute the implied fair value of goodwill under Step 2 by performing procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. This standard will require companies to perform annual or interim goodwill impairment tests by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. This standard will be effective for annual periods beginning after December 15, 2020, including interim periods within that reporting period, and will be applied prospectively. Early adoption of this standard is permitted on testing dates after January 1, 2017. The Company is evaluating the effects of ASU 2017-04 on its consolidated financial statements.

3.	VARIABLE INTEREST ENTITIES

AWS holds a variable interest in AWS PR and Tropical due to AWS providing funding and working capital as needed. Further, a significant portion of AWS PR and Tropical’s revenues are generated either directly from AWS or from AWS’s customers. Due to the reliance on AWS, AWS has been deemed the primary beneficiary as AWS has the power to direct the activities that significantly impact AWS PR and Tropical’s economic performance and the obligation to absorb potentially significant losses. Therefore, as further described in Note 2, AWS PR and Tropical have been consolidated with AWS as required by GAAP. Upon consolidation, the assets and liabilities of the VIEs were recorded at their carrying amounts at that date.

The effects of consolidating the VIEs as of and for the years ended December 31, 2016 and 2015 are as follows: an increase in assets of approximately $264,900 and $498,900, respectively, primarily related to cash, accounts receivable and intangible assets, an increase in liabilities of approximately $398,500 and $291,100, respectively, primarily related to a accounts payable and accrued expenses, an increase in revenues of approximately $2,022,500 and $2,233,000 and consolidated net loss of approximately $525,000 and $313,000, after the elimination of all material intercompany accounts, respectively.

4.	EQUIPMENT, NET

As of December 31, 2016 and 2015, equipment consists of the following:

	2016	2015
Vehicles	$94,356	$94,356
Computers and office equipment	656,603	642,352
Software	175,573	170,833
Total	926,532	907,541

Less accumulated depreciation	(804,788)	(689,915)

Equipment, net	$121,744	$217,626

Depreciation expense for the years ended December 31, 2016 and 2015 was $114,873 and $107,892, respectively.

5.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The following table sets forth the changes in the Company’s goodwill during the years ended December 31, 2016 and 2015.

Total
Goodwill
Balance December 31, 2014	$2,734,373

Balance December 31, 2015	2,734,373

Impairment charge	(1,657,797)

Balance December 31, 2016	$1,076,576

Intangible Assets other than Goodwill

The following table summarizes the Company’s intangible assets other than goodwill as of December 31, 2016 and 2015:

	December 31, 2016					December 31, 2015
	Estimated Useful Life	Gross Carrying Amount	Accumulated Amortization	Impairment Charge	Net Book Value	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Customer relationship and lists	10 Years	$3,593,016	$(1,324,630)	$(1,384,136)	$884,250	$3,593,016	$(1,036,030)	$2,556,986

Other intangible assets	3-5 Years	484,727	(412,631)	(69,544)	2,552	484,727	(360,098)	124,629

Trade names	10 Years	950,126	(39,321)	(103,430)	807,375	950,126	(18,571)	931,555

Total Intangible assets		$5,027,869	$(1,776,582)	$(1,557,110)	$1,694,177	$5,027,869	$(1,414,699)	$3,613,170

At October 1, 2016, the Company performed impairment testing and determined that the Company failed both tests. Based on testing performed, the Company recorded an impairment charge of $1,557,110 related to intangible assets other than goodwill. The income approach was used to test impairment. Income approach methods employed in the valuation included the excess earnings method, the relief from royalty method and the discounted earnings method. The relief from royalty method was used to estimate the fair value of the trade names. The relief from royalty method is based upon the premise that the recognition of intellectual assets by potential customers and competitors is a valuable asset to the owner. Excess earnings method was used to estimate the fair value of the customer relationships. Excess earnings are the earnings remaining after deducting the market rates of return on the estimated values of contributory assets, including debt-free net working capital, tangible and intangible assets. A “with and without” discounted cash flow method was utilized to estimate the value of the other intangible assets by analyzing the difference in the value of the acquired expected future cash flows over the remaining period of the intangible asset as of the valuation date.

The Company uses the straight-line method to determine the amortization expense for its definite lived intangible assets. Amortization expense related to the purchased intangible assets was $361,883 and $563,109 for the years ended December 31, 2016 and 2015, respectively.

The estimated future amortization expense for the next five years and thereafter is as follows:

Years Ending December 31,
2017	$173,500
2018	173,500
2019	173,500
2020	173,500
2021	173,500
Thereafter	826,677
Total	$1,694,177

6.	ACCRUED EXPENSES

At December 31, 2016 and 2015, accrued expenses consisted of the following:

	2016	2015
Accrued interest	$23,628	$17,628
Accrued expenses	206,973	264,926
Income taxes payable	256,011	253,111
	$486,612	$535,665

7.	TERM LOAN

At December 31, 2016 and 2015, term loan consisted of the following:

	2016	2015
Promissory note with company owned by former owner of Tropical, 9.75% interest, monthly payments of interest only, unsecured and personally guaranteed by officer, matured in November 2016 (See Note 11).	$105,694	$105,694

Less: Current portion of term loan	(105,694)	(105,694)

Long-term portion term loan	$-	$-

8.	INCOME TAXES

The Company’s pre-tax loss for the years ended December 31, 2016 and 2015 consisted of the following:

	2016	2015
Domestic	$(5,756,001)	$(139,916)
Puerto Rico	37,681	(52,613)

Pre-Tax Loss	$(5,718,320)	$(192,529)

The provision for (benefit from) income taxes for the years ended December 31, 2016 and 2015 was as follows:

	2016	2015
State	$129	2,291
Puerto Rico	2,900	12,575
Total current	$3,029	$14,866

Deferred:
Federal	$(28,666)	$28,201
State	(3,061)	3,011
Total deferred	(31,727)	31,212
Total provision for (benefit from) income taxes	$(28,698)	$46,078

The Company’s effective tax rate for the years ended December 31, 2016 and 2015 differed from the U.S. federal statutory rate as follows:

	2016	2015
	%	%
Federal tax benefit at statutory rate	(34.00%)	(34.00%)
Permanent differences	8.51%	(72.96%)
State tax benefit, net of Federal benefits	(2.76%)	(2.49%)
Other	0.44%	7.60%
Effect of Puerto Rico income taxed in rates other than the U.S. Federal statutory rate	0.05%	6.53%
Net change in valuation allowance	27.26%	119.25%

Tax provision/(benefit)	(0.50%)	23.93%

The Company has not provided for United States federal income and Puerto Rico withholding taxes on any undistributed earnings from non-domestic operations because such earnings are intended to be reinvested indefinitely outside of the domestic United States. If these earnings were distributed, tax credits may become available under current law to reduce or eliminate the resulting domestic United States income tax liability. As of December 31, 2016, there was $260,711 in cumulative Puerto Rican earnings upon which domestic United States income taxes had not been provided.

The tax effects of temporary differences and carryforwards that gave rise to significant portions of the deferred tax assets and liabilities were as follows:

	2016	2015
Net operating loss carry forwards	$1,870,886	$926,468
Depreciation	28,424	12,743
Accruals and reserves	25,595	24,022
Intangibles	2,501,419	2,593,744
Total assets	4,426,324	3,556,977

Intangibles	(637,519)	(1,359,636)
Total liabilities	(637,519)	(1,359,636)
Less: Valuation allowance	(3,826,968)	(2,267,231)
Net deferred tax liabilities	$(38,163)	$(69,890)

As of December 31, 2016 and 2015, the Company had federal net operating loss carryforwards (“NOL’s”) of approximately $4,966,500 and $2,283,750, respectively, and state NOL’s of approximately $1,535,700 and $71,000, respectively, that will be available to reduce future taxable income, if any. The Federal NOL’s begin to expire in 2033, while the State NOL’s expire at various times beginning in 2019. As of December 31, 2016, the Company also had a net operating loss carryforward of $370,500 in connection with its Puerto Rico operations which will expire in 2025.

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, provide for annual limitations on the utilization of net operating loss, capital loss and credit carryforwards if the Company were to undergo an ownership change, as defined in Section 382 of the Code. In general, an ownership change occurs whenever the percentage of the shares of a corporation owned, directly or indirectly, by 5-percent shareholders, as defined in Section 382 of the Code, increases by more than 50 percentage points over the lowest percentage of the shares of such corporation owned, directly or indirectly, by such 5-percent shareholders at any time over the preceding three years. In the event such ownership change occurs, the annual limitation may result in the expiration of net operating losses and credits prior to full utilization. The Company has not completed a study to assess whether an ownership change has occurred.

The Company performs an analysis each year to determine whether expected future income is more likely than not to be sufficient to realize the deferred tax assets. The Company’s recent operating results and projections of future income weigh heavily in the Company’s overall assessment. The ultimate realization of deferred tax assets depends on the generation of future taxable income. After consideration of all evidence, both positive and negative, management has determined that a valuation allowance is necessary at December 31, 2016 and 2015 to reduce the deferred taxes to the amount that will more likely than not be realized. Prior to 2013, there were no provisions (or benefits) for income taxes because the Company was an S Corporation.

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters as a component of income tax expense. As of December 31, 2016 and 2015, there was no accrued interest and penalties related to uncertain tax positions.

The Company is subject to U.S. federal income taxes, income/franchise taxes in various states in the United States, and Commonwealth of Puerto Rico income taxes. Tax statutes and regulations within each jurisdiction are subject to interpretation and require significant judgment to apply. In addition, all of the net operating loss carryforwards that may be used in future years are still subject to adjustment.

9.	RELATED PARTIES

The Company is related to several entities through common ownership. The Company had the following transactions with related parties during the years ended December 31, 2016 and 2015.

The Company recorded revenues for services provided to related parties in the amount of $50,787 and $50,328 during the years ended December 31, 2016 and 2015, respectively.

The Company subleased a portion of an office located in Atlanta from a related party on a month-to-month basis. Rent expense, which is included in selling, general and administrative, includes $10,951 and $43,804 incurred with the related party during the years ended December 31, 2016 and 2015, respectively.

The Company also subleased a portion of one of its offices located in Florida to its Parent. Rental income charged to the Parent was $33,607 and $31,272 during the years ended December 31, 2016 and 2015, respectively.

During the year ended December 31, 2016, the Company was part of the Parent’s group health insurance plan. The Parent billed the Company monthly for their portion of health insurance premiums. Total amounts billed during the year ended December 31, 2016 were $696,443. In 2015, the Company was not part of the Parent’s group health insurance plan.

The Parent also allocated certain general insurance expenses to the Company. Total insurance expense allocated by the Parent to the Company amounted to $239,486 and $193,254 during the years ended December 31, 2016 and 2015 which is included in selling, general and administrative on the statements of operations, respectively.

10.	COMMITMENTS

The Company leases certain of its properties under leases that expire on various dates through 2019. Some of these agreements include escalation clauses and provide for renewal options ranging from one to five years.

Rent expense incurred under the Company’s operating leases amounted to $360,539 and $388,520 during the years ended December 31, 2016 and 2015, respectively.

The future minimum obligation during each year through 2019 under the leases with non-cancelable terms in excess of one year is as follows:

Years Ending March 31,	Future Minimum Lease Payments
2017	$182,325
2018	62,631
2019	18,277
Total	$263,233

11.	SUBSEQUENT EVENTS

On April 25, 2017, Mantra Venture Group Ltd. (“Mantra”) entered into and closed on a Purchase Agreement (the “Agreement”) with the Company’s parent, InterCloud. (“InterCloud”). Pursuant to the terms of the Agreement, InterCloud agreed to sell, and Mantra agreed to purchase, 80.1% of the business associated with AWS, AWS PR and Tropical (collectively referred to as the “Company”).

The purchase price paid by Mantra to InterCloud includes the assumption of certain liabilities and contracts associated with the Company, the issuance to InterCloud of a convertible promissory note in the aggregate principal amount of $2,000,000, and a potential earn-out after six months in an amount equal to the lesser of (i) three times EBITDA (as defined in the Agreement) of the Company for the six-month period immediately following the closing and (ii) $1,500,000. In addition, the Agreement contains a working capital adjustment. Mantra has the option to purchase the remaining 19.9% of the business from InterCloud until April 1, 2019. Mantra has been identified as the acquirer in this Agreement using the guidance in ASC 805 Business Combinations as Mantra obtained a controlling financial interest in the Company. Mantra will account for this transaction using the principles described in ASC 805 Business Combinations which requires acquired assets and liabilities to be recorded at fair value on the date of acquisition.

On April 25, 2017, the term loan in the amount of $105,694, as disclosed in Note 7, was forgiven in its entirety by the note holder. The remaining principal and interest balance due was $129,322 and $123,322 as of December 31, 2016 and December 31, 2015, respectively.

AW SOLUTIONS, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2017 AND 2016
(UNAUDITED)

AW SOLUTIONS, INC.

TABLE OF CONTENTS

Review Report of Independent Registered Public Accounting Firm	1
Financial Statements
Condensed Consolidated Balance Sheets - March 31, 2017 (Unaudited) and December 31, 2016	2
Condensed Consolidated Statements of Operations - Three months ended March 31, 2017 (Unaudited) and March 31, 2016 (Unaudited)	3
Condensed Consolidated Statements of Cash Flows - Three months ended March 31, 2017 (Unaudited) and March 31, 2016 (Unaudited)	4
Notes to Condensed Consolidated Financial Statements (Unaudited)	5-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder

AW Solutions, Inc.

We have reviewed the condensed balance sheet of AW Solutions, Inc. as of March 31, 2017, and the related condensed statements of operations for the three-month periods ended March 31, 2017 and 2016, and condensed statements of cash flows for the three-month periods ended March 31, 2017 and 2016. These financial statements are the responsibility of AW Solutions, Inc.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the balance sheet of AW Solutions, Inc. as of December 31, 2016, and the related statements of operations, stockholder’s equity, and cash flows for the year then ended (not presented herein); and in our report dated August 9, 2017, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 2016, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

WithumSmith+Brown, PC

New Brunswick, New Jersey

August 9, 2017

1

AW SOLUTIONS, INC,

CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2017 AND DECEMBER 31, 2016

	2017	2016
ASSETS	(Unaudited)
Current Assets:
Cash	$104,900	$114,420
Accounts receivable, net of allowance for doubtful accounts of $37,244 and $47,244, respectively	2,281,128	1,929,336
Other current assets	8,291	16,319
Total current assets	2,394,319	2,060,075

Equipment, net	116,144	121,744
Goodwill	1,076,576	1,076,576
Customer lists, net	861,625	884,250
Tradenames, net	786,625	807,375
Other intangible assets, net	2,552	2,552
Other assets	25,379	22,628
Total assets	$5,263,220	$4,975,200

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Accounts payable	$881,193	$506,107
Accrued expenses	533,311	486,612
Term loan	105,694	105,694
Total current liabilities	1,520,198	1,098,413

Long-Term Liabilities:
Deferred income taxes	38,163	38,163
Total long-term liabilities	38,163	38,163

Total Liabilities	1,558,361	1,136,576

Commitments

Stockholder's Equity:
Common stock; $0.01 par value; 10,000 shares authorized; 4,800 shares issued and outstanding	48	48
Additional paid-in capital	10,811,014	10,717,970
Accumulated deficit	(8,081,678)	(7,758,179)
Total controlling interest	2,729,384	2,959,839

Non-controlling interest	975,475	878,785

Total Stockholder's Equity	3,704,859	3,838,624

	$5,263,220	$4,975,200

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

AW SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
	March 31,
	2017	2016
	(Unaudited)	(Unaudited)

Revenues	$2,671,395	$3,788,774
Cost of revenues	2,439,904	3,417,005
Gross profit	231,491	371,769

Operating expenses:
Depreciation and amortization	73,189	153,253
Salaries and wages	143,779	169,601
Selling, general and administrative	241,823	308,632
Total operating expenses	458,791	631,486

Loss from operations	(227,300)	(259,717)

Other expenses:
Interest expense	(2,062)	(1,560)
Total other expenses	(2,062)	(1,560)

Consolidated net loss	(229,362)	(261,277)

Net income (loss) attributable to non-controlling interest	94,137	(57,169)

Net loss attributable to controlling interest	$(323,499)	$(204,108)

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

AW SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended
	March 31,
	2017	2016
	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net loss	$(229,362)	$(261,277)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	73,189	153,253
Expenses paid for by Parent recorded as contributed capital	95,597	207,178
Changes in operating assets and liabilities
Accounts receivable	(351,792)	(618,009)
Other current assets	8,028	(154,994)
Other assets	(2,751)	(6,589)
Accounts payable and accrued expenses	421,785	404,747

Net cash provided by (used in) operating activities	14,694	(275,691)

Cash flows from investing activities
Purchases of equipment	(24,214)	(3,274)

Net cash used in investing activities	(24,214)	(3,274)

Net decrease in cash	(9,520)	(278,965)

Cash, beginning of period	114,420	1,142,234

Cash, end of period	$104,900	$863,269

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

AW SOLUTIONS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2017 AND 2016
(UNAUDITED)

1.	DESCRIPTION OF BUSINESS

AW Solutions, Inc. (“AWS”), was incorporated in 2006 under the laws of the State of Florida. AW Solutions, Puerto Rico, LLC (“AWS PR”) was established in 2011 under the laws of Puerto Rico. AWS and AWS PR are professional, multi-service line, telecommunications and infrastructure companies that provide outsourced services to the wireless and wireline industry. Their services include network systems design, architectural and engineering services, program management and other technical services. Through Logical Link, an Outside Plant (“OSP”) engineering company, AW Solutions provides in-field design and drafting of wireline, fiber and DAS deployments. Logical Link also performs construction and installation through subcontractors. Subsequent to December 31, 2016, AWS discontinued the separate operations of Logical Link and such services are now performed by AWS.

Tropical Communications, Inc. (“Tropical”) was incorporated in 1984 under the laws of the State of Florida. Tropical is a Miami-based provider of structured cabling and DAS systems for commercial and governmental entities in the Southeast.

Prior to April 1, 2017, AWS was a wholly owned subsidiary of InterCloud Systems, Inc. (“ICLD” or “Parent”), a U.S. public registrant, organized under the laws of the State of Delaware (see Note 5). AWS PR and Tropical, related to AWS through common ownership, have been determined to be variable interest entities (“VIEs”) and AWS the primary beneficiary. AWS, AWS PR and Tropical are collectively referred to as the “Company”.

The unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of such statements. These unaudited condensed consolidated financial statements have been prepared in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”) pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Additionally, the results of operations for the three months ended March 31, 2017 are not necessarily indicative of the results that may be expected for the entire year. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the years ended December 31, 2016 and 2015, included in the Company’s Form 8-K/A filed with the commission on July ___, 2017.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND CONTROLLING INTEREST

The accompanying condensed consolidated financial statements have been prepared in accordance with GAAP. The condensed consolidated financial statements as of and for the three months ended March 31, 2017, for the three months ended March 31, 2016, and as of December 31, 2016, include the accounts of AWS and its commonly controlled affiliates AWS PR and Tropical, which have been determined to be VIEs.

The accounts of AWS PR and Tropical have been included in non-controlling interest in the consolidated balance sheets and net income (loss) attributable to non-controlling interest in the consolidated statements of operations. All material inter-company accounts and transitions have been eliminated in consolidation.

GAAP requires the consolidation of a VIE with its primary beneficiary. An entity is considered a VIE when equity investors in the entity do not have the characteristics of a controlling financial interest or when the equity at risk is not sufficient for the entity to finance its activities without additional subordinated financial support. The primary beneficiary of a VIE is the entity that is subject to a majority of the risk of loss or entitled to receive a majority of the VIE’s residential returns, or both, and has the power to direct the activities of the variable interest entity that most significantly impacts its economic performance.

5

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Significant uses of estimates include the following: 1) allowance for doubtful accounts, 2) estimated useful lives of equipment and intangible assets, 3) estimates related to the recovery of deferred tax assets, 4) valuation of intangible assets, and 5) goodwill impairment. Actual results could differ from estimates.

ACCOUNTS RECEIVABLE, UNBILLED RECEIVABLES AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company records unbilled receivables for services performed but not yet billed. At March 31, 2017 and December 31, 2016, unbilled receivables totaled $472,202 and $539,904, respectively, and are included in accounts receivable. Management reviews a customer’s credit history before extending credit. The Company maintains an allowance for doubtful accounts for estimated losses. Estimates of uncollectible amounts are reviewed each period, and changes are recorded in the period in which they become known. Management analyzes the collectability of accounts receivable each period. This review considers the aging of account balances, historical bad debt experience, changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors. Should any of these factors change, the estimate made by management may also change. The allowance for doubtful accounts was $37,244 and $47,244 at March 31, 2017 and December 31, 2016, respectively.

GOODWILL

Goodwill was generated through the acquisition of AWS in 2013 as the total consideration paid exceeded the fair value of the net assets acquired. The amount of goodwill allocated to AWS by its Parent was based on the relative fair value of AWS to the fair value of the reporting unit it was included in by the Parent.

The Company tests its goodwill for impairment at least annually (as of October 1) and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results.

The Company tests goodwill by estimating fair value using a Discounted Cash Flow (“DCF”) model. The key assumptions used in the DCF model to determine the highest and best use of estimated future cash flows include revenue growth rates and profit margins based on internal forecasts, terminal value and an estimate of a market participant’s weighted-average cost of capital used to discount future cash flows to their present value.

6

DEFINITE-LIVED ASSETS

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets.

Definite-lived intangible assets primarily consist of non-compete agreements, tradenames, and customer relationships which are being amortized over their estimated useful lives ranging from 1-10 years. For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value.

REVENUE RECOGNITION

The Company’s revenues are generated from applications and infrastructure services. The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10, “Revenue Recognition”. The Company recognizes revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The applications and infrastructure revenues are derived from contracts to provide technical engineering services along with contracting services to commercial and governmental customers. The Company’s service contracts generally require specific tasks or services that the Company must perform under the contract. The Company recognizes revenues associated with these services upon the completion of the related task or service which is at the time the four revenue recognition criteria have been met. Direct costs incurred related to performance of the task or service are deferred and recorded as prepaid expense and are expensed when the related revenue is recognized.

The Company also generates revenue from service contracts with certain customers. These contracts are accounted for under the proportional performance method. Under this method, revenue is recognized in proportion to the value provided to the customer for each project as of each reporting date.

The Company records unbilled receivables for revenues earned, but not yet billed.

EQUIPMENT

Equipment is stated at cost and depreciated on a straight-line basis over its estimated useful lives. Useful lives are: 5 years for vehicles and 5-7 years for computers, equipment and software. Maintenance and repairs are expensed as incurred and major improvements are capitalized. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in other income.

CONCENTRATIONS OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company maintains its cash balances with high-credit-quality financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits may be withdrawn upon demand and therefore bear minimal risk.

7

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC Topic 820 Fair Value Measurements and Disclosures (“ASC Topic 820”) provides a framework for measuring fair value in accordance with generally accepted accounting principles.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

● Level 1 —Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

● Level 2 —Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

● Level 3 —Inputs that are unobservable for the asset or liability.

INCOME TAXES

The Company accounts for income taxes under the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established to reduce deferred tax assets when management estimates, based on available objective evidence, that it is more likely than not that the benefit will not be realized for the deferred tax assets. The Company conducts business, and files federal and state income, franchise or net worth, tax returns in the United States, in various states within the United States and the Commonwealth of Puerto Rico. The Company determines its filing obligations in a jurisdiction in accordance with existing statutory and case law.

Significant management judgment is required in determining the provision for income taxes, and in particular, any valuation allowance recorded against the Company’s deferred tax assets. Deferred tax assets are regularly reviewed for recoverability. The Company currently has significant deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences, which should reduce taxable income in future periods. The realization of these assets is dependent on generating future taxable income.

The Company follows the guidance set forth within ASC Topic 740, Income Taxes (“ASC Topic 740”) which prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return. The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC Topic 740 also provides guidance on de-recognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition. Penalties and interest, if incurred, would be recorded as a component of current income tax expense. The Company received a tax notice from the Puerto Rican government requesting payment of taxes related to 2014 in the amount of $166,084 plus penalties and interest of $87,027 for a total obligation due of $253,111. This tax assessment is included in accrued expenses at March 31, 2017 and December 31, 2016.

8

RECENT ACCOUNTING PRONOUNCEMENTS

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which is effective for nonpublic entities for annual reporting periods, as amended, beginning after December 15, 2018. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard is effective for the Company on January 1, 2019, and early adoption is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company continues to evaluate the standard and has not yet selected a transition method.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which is effective for nonpublic entities for annual reporting periods beginning after December 15, 2019. Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and 2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Company continues to evaluate the effects of ASU 2016-02 and does not expect that the adoption will have a material effect on its condensed consolidated financial statements and disclosures

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The guidance is effective for the Company beginning January 1, 2019. The Company is currently evaluating the effects of ASU 2016-08 on its condensed consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”). The amendments in ASU 2016-10 clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The guidance is effective for the Company beginning January 1, 2019. The Company is currently evaluating the effects of ASU 2016-10 on its condensed consolidated financial statements.

In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”). The amendments in ASU 2016-12 provide clarifying guidance in certain narrow areas and add some practical expedients. Specifically, the amendments in this update (1) clarify the objective of the collectability criterion in step 1, and provides additional clarification for when to recognize revenue for a contract that fails step 1, (2) permit an entity, as an accounting policy election, to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price (3) specify that the measurement date for noncash consideration is contract inception, and clarifies that the variable consideration guidance applies only to variability resulting from reasons other than the form of the consideration, (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations, (5) clarifies that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application. Further, accounting for elements of a contract that do not affect revenue under legacy GAAP are irrelevant to the assessment of whether a contract is complete. In addition, the amendments permit an entity to apply the modified retrospective transition method either to all contracts or only to contracts that are not completed contracts, and (6) clarifies that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. However, an entity is still required to disclose the effect of the changes on any prior periods retrospectively adjusted. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. The guidance is effective for the Company beginning January 1, 2019. The Company is currently evaluating the effects of ASU 2016-12 on its condensed consolidated financial statements.

9

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests Held through Related Parties That Are Under Common Control (“ASU 2016-17”). The amendments in this ASU change how a reporting entity that is the single decision maker of a variable interest entity should treat indirect interests in the entity held through related parties that are under common control with the reporting entity when determining whether it is the primary beneficiary of that variable interest entity. The ASU is effective for fiscal years and interim periods within those years beginning after December 15, 2016. ASU 2016-17 did not have a material impact on the Company’s condensed consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business (“ASU 2017-01”). The Amendments in this Update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting, including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2018, including interim periods within those periods. Early adoption of this standard is permitted. The Company is currently evaluating the effects of ASU 2017-01 on its condensed consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). This standard will simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Current guidance requires that companies compute the implied fair value of goodwill under Step 2 by performing procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. This standard will require companies to perform annual or interim goodwill impairment tests by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. This standard will be effective for annual periods beginning after December 15, 2020, including interim periods within that reporting period, and will be applied prospectively. Early adoption of this standard is permitted on testing dates after January 1, 2018. The Company is evaluating the effects of ASU 2017-04 on its condensed consolidated financial statements.

3.	VARIABLE INTEREST ENTITIES

AWS holds a variable interest in AWS PR and Tropical due to AWS providing funding and working capital as needed. Further, a significant portion of AWS PR and Tropical’s revenues are generated either directly from AWS or from AWS’s customers. Due to the reliance on AWS, AWS has been deemed the primary beneficiary as AWS has the power to direct the activities that significantly impact AWS PR and Tropical’s economic performance and the obligation to absorb potentially significant losses. Therefore, as further described in Note 2, AWS PR and Tropical have been consolidated with AWS as required by GAAP. Upon consolidation, the assets and liabilities of the VIEs were recorded at their carrying amounts at that date.

10

The effects of consolidating the VIEs as of and for the year to date ended March 31, 2017 and December 31, 2016 are as follows: an increase in assets of approximately $337,700 and $264,900, respectively, primarily related to cash, accounts receivable and intangible assets, an increase in liabilities of approximately $383,000 and $398,500, respectively, primarily related to a accounts payable and accrued expenses, after the elimination of material intercompany accounts. Revenues for the three months ended March 31, 2017 and 2016 increased approximately $793,400 and $449,900, respectively. Consolidated net loss for the three months ended March 31, 2017 decreased approximately $94,100 and increased approximately $57,200 for the three month ended March 31, 2016, after elimination of material inter-company accounts.

4.	RELATED PARTIES

The Company is related to several entities through common ownership. The Company had the following transactions with related parties during the three months ended March 31, 2017 and 2016.

The Company subleased a portion of an office located in Atlanta from a related party during 2016 on a month-to-month basis. Rent expense, which is included in selling, general and administrative, includes $10,951 incurred with the related party during the year ended March 31, 2016. This office was not subleased during the three months ended March 31, 2017.

The Company also subleased a portion of one of its offices located in Florida to its Parent. Rental income charged to the Parent was $7,607 and $7,351 during the years ended March 31, 2017 and 2016, respectively.

During the years ended March 31, 2017 and 2016, the Company was part of the Parent’s group health insurance plan. The Parent billed the Company monthly for their portion of health insurance premiums. Total amounts billed during the three months ended March 31, 2017 and 2016 were $128,177 and $172,909, respectively.

The Parent also allocated certain general insurances to the Company. Total insurance expense allocated by the Parent to the Company amounted to $26,029 and $75,670 during the year to date ended March 31, 2017 and 2016, respectively, which is included in selling, general and administrative on the statements of operations for the three months ended March 31, 2017 and 2016.

5.	SUBSEQUENT EVENTS

On April 25, 2017, Mantra Venture Group Ltd. (“Mantra”) entered into and closed on a Purchase Agreement (the “Agreement”) with the Company’s parent, InterCloud. (“InterCloud”). Pursuant to the terms of the Agreement, InterCloud agreed to sell, and Mantra agreed to purchase, 80.1% of the business associated with AWS, AWS PR and Tropical (collectively referred to as the “Company”).

The purchase price paid by Mantra to InterCloud includes the assumption of certain liabilities and contracts associated with the Company, the issuance to InterCloud of a convertible promissory note in the aggregate principal amount of $2,000,000, and a potential earn-out after six months in an amount equal to the lesser of (i) three times EBITDA (as defined in the Agreement) of the Company for the six-month period immediately following the closing and (ii) $1,500,000. In addition, the Agreement contains a working capital adjustment. Mantra has the option to purchase the remaining 19.9% of the business from InterCloud until April 1, 2019. Mantra has been identified as the acquirer in this Agreement using the guidance in ASC 805 Business Combinations as Mantra obtained a controlling financial interest in the Company. Mantra will account for this transaction using the principles described in ASC 805 Business Combinations which requires acquired assets and liabilities to be recorded at fair value on the date of acquisition.

On April 25, 2017, the term loan in the amount of $105,694 was forgiven in its entirety by the note holder. The remaining principal and accrued interest balance due was $130,822 and $129,322 as of March 31, 2017 and December 31, 2016, respectively.

11